                                   AWARE, INC.

                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM

         I have received and read the Offer to Exchange, dated March 3, 2003 (as it may be amended from time to time, the "Offer"), offering to employees the opportunity to exchange eligible outstanding stock options for the promise to grant new options exercisable at the fair market value at least six months and one day after the date any tendered options are cancelled. If the tendered options are cancelled on April 1, 2003, as currently expected, the new options will be issued on a date between October 2, and November 13, 2003, subject to the terms of the Offer. The new options will be issued under Aware, Inc.'s 1996 Stock Option Plan or 2001 Nonqualified Stock Plan. The Offer expires at 5:00 p.m. Eastern Time on April 1, 2003.

         I understand that if I elect to cancel my eligible options in exchange for the promise to issue a new option, I will receive an option for a number of shares equal to one share for every two shares issuable upon the exercise of my surrendered options and that a new vesting schedule will be applied to the new options. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I have read the Offer and understand that I will not receive the new options if my employment is terminated for any reason, including death or disability, before DATE ON WHICH THE NEW OPTIONS ARE GRANTED, WHICH IS CURRENTLY EXPECTED TO BE BETWEEN OCTOBER 2, and NOVEMBER 13, 2003. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE TENDERED OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT AND THAT THE NEW OPTIONS WILL ONLY BE INCENTIVE STOCK OPTIONS TO THE EXTENT THEY QUALIFY AS INCENTIVE STOCK OPTIONS UNDER THE TAX LAWS ON THE DATE OF GRANT. I AGREE TO ALL TERMS OF THE OFFER.

         Subject to the above understandings, I would like to participate in the Offer. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

                                    * * * * *

          By signing below, I agree to tender all of my eligible options as listed on Attachment A under the terms and subject to the conditions of the Offer.I understand that if the Company accepts my tendered options, all of these eligible options will be irrevocably cancelled.



--------------------------------------------------------------------------------
SIGNATURE                        SOCIAL SECURITY, TAX ID OR         DATE
                                 NATIONAL ID NUMBER

--------------------------------------------------------------------------------
NAME (PLEASE PRINT)                 DAYTIME PHONE


         Please complete and sign this form and return it with any other documents required by this Election Form, including your option agreements with respect to the options that you are tendering, by hand delivery or regular or overnight mail to:

                                  Rita deAraujo
                                   Aware, Inc.
                              40 Middlesex Turnpike
                               Bedford, MA 01730.

The deadline for receipt of this election form is no later than 5:00 p.m., Eastern Time, on April 1, 2003.

     You may change your election to tender options for exchange by submitting a Notice to Change Election From Accept to Reject for receipt prior to the expiration date of 5:00 p.m. Eastern Time, on April 1, 2003.


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

                                  ATTACHMENT A

                         ELIGIBLE OPTIONS HELD BY (NAME)



                                    NUMBER OF                      NUMBER OF
                                    ---------                      ---------
OPTION GRANT DATE            ELIGIBLE OPTION SHARES            NEW OPTION SHARES
-----------------            ----------------------            -----------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       Delivery of Election Form.

         A properly completed and executed original of this Election Form and any other documents required by this Election Form must be received by Rita deAraujo either via hand delivery or regular or overnight mail on or before 5:00 p.m. Eastern Time on April 1, 2003 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO RITA deARAUJO AT AWARE, INC. (THE "COMPANY"), OR YOU MAY MAIL IT TO HER AT THE ADDRESS LISTED ON THE PREVIOUS PAGE OF THIS ELECTION FORM. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before 5:00 p.m., Eastern Time, on April 29, 2003, you may withdraw your tendered options at any time thereafter. To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject with the required information to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new, later-dated Election Form following the procedures described in these Instructions.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer.

2.       Tenders.

         If you choose to participate in the Offer, you must tender all of your eligible options for exchange. You may elect whether to participate or not, but if you choose to participate we will not accept partial tenders of your eligible options.

3.       Signatures on This Election Form.

         If this Election Form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration.

         If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Election Form.

4.       Other Information on This Election Form.

         In addition to signing this Election Form, you must print your name and indicate the date on which you signed. You must also include a current daytime phone number and your social security number, tax identification number or national identification number, as appropriate.

5.       Requests for Assistance or Additional Copies.

         Any questions or requests for assistance completing this Election Form, as well as requests for additional copies of the Offer or this Election Form may be directed to Rita deAraujo, at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts, 01730, telephone number (781) 276-4000. Copies will be furnished promptly at the Company's expense.

6.       Irregularities.

         All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE ELECTION FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

7.       Additional Documents to Read.

         You should be sure to read the Offer and all documents referenced therein before deciding to participate in the Offer.

8.       Important Tax Information.

         You should refer to Section 13 of the Offer, which contains important U.S. federal income tax information.

9.       Acknowledgement and Waiver.

         By accepting the Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the eligible options and the new options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.


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